Exhibit 23.5

Principal Officers:

Keith M. Braaten, P. Eng.

President & CEO

Jodi L. Anhorn, P. Eng.

Executive Vice President & COO

Officers / Vice Presidents:

Caralyn P. Bennett, P. Eng.

Tim R. Freeborn, P. Eng.

Leonard L. Herchen, P. Eng.

Myron J. Hladyshevsky, P. Eng.

Todd J. Ikeda, P. Eng.

Bryan M. Joa, P. Eng.

Mark Jobin, P. Geol.

John E. Keith, P. Eng.

CONSENT OF EXPERT

We hereby consent to the use in the Registration Statement on Form F-1 (Registration No. 333-207621) (as it may be amended from time to time, the “Registration Statement”) of Brookfield Business Partners L.P. of the name GLJ Petroleum Consultants Ltd., to the references to our report of Insignia Energy Ltd.’s proved reserves and probable reserves and related future net revenue as of December 31, 2014 and the inclusion of our corresponding report letter, dated January 28, 2015 in the Registration Statement. We also consent to all references to us contained in such Registration Statement.

GLJ Petroleum Consultants Ltd.

/s/ Dean A. Clarke
Dean A. Clarke, P. Eng.
Manager, Engineering

Dated: December 21, 2015
Calgary, Alberta
CANADA